UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2012

SKY PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1540, Austin, Texas, 78701
 (Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (512) 687-3427

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On June 24, 2010, Sky Petroleum, Inc. entered into the Production Sharing Contract (“PSC”) with the Ministry of Economy, Trade and Energy of Albania, acting by and through the National Agency of Natural Resources of Albania (“AKBN”) ratified by the Council of Ministers and published in the Fletoren Zyrtare on December 17, 2010.  The PSC became effective on January 3, 2011.

As reported in the Sky Petroleum’s Form 8-K dated December 23, 2011, Sky Petroleum delivered Notice of Arbitration on December 22, 2011, under the Arbitration Rules of the United Nations Commission on Internal Trade Law to AKBN to institute an arbitration proceeding against the Ministry of Economy, Trade and Energy of Albania, acting by and through AKBN, for breach of the PSC.  The arbitration proceeding arises out of the alleged termination of the PSC in breach of the expressed termination provisions in Article 24 of the PSC.

On January 10, 2012, Sky Petroleum filed a complaint (Case No.:  A-12-CA-023-SS) with the United States District Court, Western District of Texas, Austin Division (the “Court”) for declaratory and injunctive relief against the Ministry of Economy, Trade, and Energy of Albania, acting by and through AKBN (collectively, the “Defendants”).  The action for declaratory and injunctive relief under the Foreign Sovereign Immunities Act and the Albania-America Bilateral Investment Treaty sought to compel arbitration of the dispute between Sky Petroleum and the Defendants (collectively, the “Parties”) under the PSC and to preserve the status quo ante between the Parties pending completion of arbitration under the United Nations Commission on International Trade Law.

On January 10, 2012, the Court granted a Temporary Restraining Order in favor of Sky Petroleum to maintain the status quo between the Parties by temporarily restraining the Defendants from awarding, transferring, or otherwise disposing of any rights to explore, develop and/or produce petroleum on the properties that are the subject matter of the PSC (the “Contract Area”).  The Court also ordered that the matter be set for a hearing on January 19, 2012 and that Sky Petroleum provide a surety bond in the amount of $500,000.

On January 19, 2012, Sky Petroleum, through legal counsel and a corporate representative, appeared before the Court to argue the merits of Sky Petroleum’s Motion for Preliminary Injunction and on January 20, 2012, the Court delivered an Order and Preliminary Injunction (i) granting Sky Petroleum’s preliminary injunction to maintain the status quo between the Parties pending arbitration, (ii) enjoining the Defendants and all persons acting in concert with them from awarding, transferring, or otherwise disposing of any rights to explore, develop and/or produce petroleum on the Contract Area until a final arbitration award is issued, (iii) ordering the Defendants to remove from their website or other publicly available documents all references to the Contract Area being “free” or otherwise available for new contractors until a final arbitration award is issued, and (iv) ordering the Parties to arbitrate their dispute with the United Nations Commission on International Trade Law according to the terms of the PSC.  Additionally, the Court ordered that Sky Petroleum only be required to post a surety bond of $50,000 in lieu of the $500,000 surety bond that the Court had previously requested.

Accordingly, Sky Petroleum intends to continue to vigorously pursue its rights and remedies against the Defendants under the mandatory arbitration provision in Article 21 of the PSC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.

January 23, 2012	By: /s/ Tobias Gondorf Tobias Gondorf Interim Chief Executive Officer